UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30 2026 (July 27, 2026)
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Remora Capital Corporation
(Exact name of Registrant as Specified in Its Charter)

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Maryland	814-01897	33-2299238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 West End Avenue, Suite 500, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 380-1095

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Loan Sourcing Agreement

On July 27, 2026, Remora Capital Corporation (the “Company”) entered into a loan sourcing and other services agreement (the “Loan Sourcing Agreement”) with Sound Point Capital Management, LP (“Sound Point”) and Remora Capital Management, LLC (“Remora”). Pursuant to the Loan Sourcing Agreement, Sound Point will identify potential investment opportunities for the Company. Remora, as the investment adviser to the Company, will retain sole discretion with respect to any investment opportunities identified by Sound Point. In connection with any investment opportunities sourced by Sound Point in which the Company invests, Sound Point will provide the Company and Remora with certain ongoing information about such investments, as more fully described in the Loan Sourcing Agreement.

As compensation for the services provided under the Loan Sourcing Agreement, the Company will pay Sound Point, in arrears, a quarterly fee equal to the Annual Applicable Rate of the Aggregate Investment Value, each as defined below, computed by Sound Point for each day during the applicable calendar quarter. “Aggregate Investment Value” means, as of any particular date, the aggregate value of all approved investments held by the Company as of such date, as determined by the Board of Directors of the Company (or its valuation designee), which determination may incorporate valuation information provided by Sound Point; provided that, for purposes of the quarterly fee calculation, the value of any particular investment shall not exceed the outstanding principal balance of such investment as of such date. “Applicable Annual Rate” means: (i) when the Aggregate Investment Value for the relevant period is $250,000,000 or less, 0.80% per annum; (ii) when the Aggregate Investment Value for the relevant period is more than $250,000,000 and equal to or less than $500,000,000, 0.75% per annum; (iii) when the Aggregate Investment Value for the relevant period is more than $500,000,000 and equal to or less than $750,000,000, 0.70% per annum; and (iv) when the Aggregate Investment Value for the relevant period is greater than $750,000,000, 0.65% per annum.

The Loan Sourcing Agreement will continue until its termination, which will occur upon the earliest of (i) any party’s decision to terminate the Loan Sourcing Agreement, which will occur upon not less than ninety (90) days’ written notice to the other party, (ii) the termination of Remora as the investment adviser of the Company, and (iii) the date on which a party to the Loan Sourcing Agreement terminates the Loan Sourcing Agreement for Cause (as such term is defined in the Loan Sourcing Agreement).

The Company has agreed to indemnify Sound Point and its officers, directors and employees for all losses, damages, costs, expenses (including reasonable attorneys’ fees), liabilities, claims and demands, for any action, omission, information or recommendation in connection with the Loan Sourcing Agreement, except in the case of the Sound Point officers’, directors’, or employees’ actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties, in each case as determined by an arbitrator or a court of competent jurisdiction.

The description above is only a summary of the material provisions of the Loan Sourcing Agreement and is qualified in its entirety by reference to the copy of the Loan Sourcing Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Loan Sourcing and Other Services Agreement, dated as of July 27, 2026, by and among Remora Capital Corporation, Remora Capital Management, LLC and Sound Point Capital Management, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remora Capital Corporation

Date: July 30, 2026	By:	/s/ Daniel Mafrice
Name: Daniel Mafrice
Title: President and Chief Executive Officer